Exhibit 10.4

AMENDMENT NO. 1

TO

MASTER REPAIR SERVICES AGREEMENT

BY AND BETWEEN

NORTEL NETWORKS LIMITED

AND

FLEXTRONICS TELECOM SYSTEMS LTD.

This Amendment is effective as of the 8th day of February 2005 by and between Nortel Networks Limited, a Canadian corporation with a place of business at 8200 Dixie Road, Suite 100, Brampton, Ontario (“Nortel Networks”) and Flextronics Telecom Systems Ltd., a company organized under the laws of Mauritius, and having its registered office located at Suite 802 St James Court, St Denis Street, Port Louis, Mauritius (“Flextronics”).

WHEREAS, Nortel Networks and Flextronics previously entered into a Master Repair Services Agreement, executed June 29, 2004 (“Execution Date”);

WHEREAS, the Parties agreed in a Phased Closing Side Letter, dated as of June 29, 2004, that the Effective Date of the Master Repair Services Agreement (“Agreement”) shall be the date that the first Virtual System House Agreement is executed;

WHEREAS, the first Virtual System House Agreement has been executed as of February 8, 2005; and

WHEREAS, the Parties agreed on the Execution Date that certain information and schedules to the Agreement would be documented as of the Effective Date;

NOW THEREFORE, intending to be legally bound, the Parties hereby agree to amend the Agreement as follows:

A.	The “Effective Date” of the Master Repair Services Agreement is February 8, 2005.

B.	The uplift factor described in Section 8.7 of the Agreement is one and thirty-six hundredths percent (1.36%) as of the Effective Date.

C.	The following sentence is added to the end of the first paragraph of Section 12.2 as follows:

“Notwithstanding the foregoing, should the level of Products requiring repair during the Repair Warranty Period for reasons within Flextronics’ control exceed a threshold to be mutually agreed to by the Parties within thirty (30) days of the Effective Date, Flextronics shall repair such Products at no charge.”

D.	Data has been established and agreed to by the Parties for Table 6.1 of Exhibit 6 “Products”. This information has been stored on CD-ROM and copied to both Parties as of the Effective Date.

Except as provided above, the Agreement remains unmodified.

This Amendment Number 1 to the Master Repair Services Agreement is hereby executed by the duly authorized representatives of each party.

NORTEL NETWORKS LIMITED	FLEXTRONICS TELECOM SYSTEMS LTD.

By:	/s/ Peter Murphy	By:	/s/ M. Marimuthu

Print Name:	Peter Murphy	Print Name:	Manny Marimuthu

Title:	VP Global Supply Chain Operations	Title:	Authorized Signatory